UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2017

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-36061		46-2346314
(Commission File Number)		(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       At the 2017 annual meeting of stockholders of Benefitfocus, Inc. (the “Company”), stockholders approved the Benefitfocus, Inc. Amended and Restated 2012 Stock Plan (the “Plan”), which increases the total number of shares of common stock reserved for issuance under the Plan to 9,244,525 shares and includes other administrative changes.  The Company’s board of directors approved the Plan on March 23, 2017, subject to stockholder approval.

You can find a summary of the principal features of the Plan in the definitive proxy statement for the Company’s 2017 annual meeting of stockholders, filed with the SEC on April 21, 2017, under the heading “Proposal Two – Approval of the Benefitfocus, Inc. Amended and Restated 2012 Stock Plan”.  The summary of the Plan contained in the proxy statement is qualified in its entirety by the full text of the Plan, filed as Exhibit 10.28 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2017 annual meeting of stockholders on June 2, 2017. At the meeting, stockholders elected three Class I directors to the Company’s board of directors for a three-year term expiring in 2020, or until their successors have been elected and qualified, based on the following votes:

Members	For	Withheld	Broker Non-Votes
Shawn A. Jenkins	27,233,643	123,580	None
Joseph P. DiSabato	26,964,256	392,967	None
A. Lanham Napier	26,902,027	455,196	None

At the meeting, stockholders also approved the Plan.  The vote for this proposal was 20,779,857 shares for, 6,563,168 shares against, 14,198 shares abstaining, and no broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.28	Benefitfocus, Inc. Amended and Restated 2012 Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: June 6, 2017	/s/ Raymond A. August
Raymond A. August
President and Chief Operating Officer